                           NEVADA POWER COMPANY
---------------------------------------------------------------NP--------------

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                MAY 10, 1996


TO OUR SHAREHOLDERS:

      The Annual Meeting of Shareholders of Nevada Power Company will be held at the Stardust Resort & Casino, Conference Center, 3000 Las Vegas Boulevard South, Las Vegas, Nevada, on Friday, May 10, 1996, at 2:00 P.M. for the following purposes:

1.   To elect three directors to three-year terms.

2. To consider and vote upon a shareholder recommendation to the Board of Directors concerning the Retirement Plan for Outside Directors.

3. To consider and act upon any other business that may properly be brought before the meeting.

      For easy access to the Annual Meeting room, entry from the Industrial Road entrance is recommended. Please see accompanying map.

      Guest rooms have been reserved at the Stardust Resort & Casino at a special rate for those Nevada Power Company Shareholders who wish to stay any day(s) between Thursday, May 9, and Saturday, May 11, 1996. To obtain this special rate, reservations must be made by April 19, 1996 by calling the Stardust Resort & Casino at (800) 634-6757 or (702) 732-6111, asking for the Convention Desk and identifying yourself with the Group Code NEV 0509.

      The close of business on March 13, 1996 has been fixed as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting.

March 13, l996


                              Richard L. Hinckley
                              Richard L. Hinckley
                              Secretary


          ---------------------------------------------------------
         | EVEN IF YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE | | SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT |
         |          PROMPTLY IN THE ACCOMPANYING ENVELOPE          |
          ---------------------------------------------------------

                             LOCATION OF 1996
                      ANNUAL MEETING OF SHAREHOLDERS

A map of the location of the 1996 Annual Meeting of Shareholders to be held at the Stardust Resort & Casino, Conference Center, is included in this space. The map shows the area of Las Vegas, Nevada including Sahara Avenue to the North, Tropicana Avenue to the South, Interstate 15 to the West and Paradise Road to the East, as well as the relative location of McCarran Airport and the roads that immediately surround the Stardust Resort & Casino.

                             NEVADA POWER COMPANY
                            6226 West Sahara Avenue
                                 P.O. Box 230
                           Las Vegas, Nevada   89151
                            _______________________


                                PROXY STATEMENT

      The enclosed proxy for the 1996 Annual Meeting of Shareholders is solicited by the Board of Directors of Nevada Power Company (the "Company") and it may be revoked by written notice to the Secretary of the Company at any time prior to its use. All shares represented by valid proxies on the enclosed form, timely received by the Company, will be voted at the meeting or any adjourned session in the manner directed by the shareholder. If no direction is made, the proxy will be voted "FOR" the nominees for Director and "YES" with respect to the shareholder recommendation.

      As of the close of business on March 13, 1996, there were outstanding and entitled to vote 47,413,956 shares of Common Stock. Only holders of Common Stock of record at the close of business on March 13, 1996 will be entitled to vote at the meeting.

      Each share of the Company's Common Stock is entitled to one vote. The total number of shares represented by individual proxies includes shares, if any, owned by shareholders and credited to their accounts under the Company's Stock Purchase and Dividend Reinvestment Plan. An affirmative vote of a majority of the shares present and voting at the meeting is required for approval of all items being submitted to the shareholders for their consideration. An automated system administered by the Company tabulates the votes. Abstentions are included in the determination of the number of shares present and voting, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. The first mailing of the proxy and proxy statement to common shareholders will be on or about March 25, 1996.

      The cost of soliciting proxies in the enclosed form is being borne by the Company. In addition to solicitation by mail, arrangements have been made with brokerage houses, nominees and other custodians and fiduciaries to send proxy material to their principals and the Company will reimburse them for their reasonable expenses in doing so. Proxies also may be solicited personally or by telephone or telegraph by directors, officers, and a few regular employees of the Company in addition to their usual duties, but they will not be specially compensated for these services. The Company has retained Beacon Hill Partners, Inc., 90 Broad Street, New York, New York 10004 to aid in the solicitation of proxies by similar methods, for which Beacon Hill Partners, Inc. will receive a fee of $3,500, out-of-pocket expenses limited to a total of $1,500 and brokerage forwarding charges.

                             ELECTION OF DIRECTORS

      The Company's Restated Articles of Incorporation currently provide for a classified board consisting of between three and twelve directors. At present, the Board of Directors (sometimes referred to herein as the "Board") consists of ten members divided into three classes of three, four and three directors, respectively. One class of directors is elected at each Annual Meeting to serve a three-year term. A brief biography of each nominee up for election at the 1996 Annual Meeting is presented below. Management recommends that shareholders vote "FOR" these nominees.

      The proxies solicited by and on behalf of the Board of Directors of the Company will be voted "FOR" the election of the nominees, unless authority to do so is withheld as provided in the enclosed proxy. Although it is not contemplated that any of the nominees will be unable to serve, in the event any nominee should not be available as a candidate for director at the time of the Annual Meeting, the persons named in the proxy will vote for a substitute who will be designated by the present Board of Directors to fill such vacancy.

      The following table sets forth biographical information for the three nominees for director and the other directors of the Company.

                              Principal Occupation and          Year First
                            Employment for the Past Five       Became Director
      Name             Age  Years and Other Information        /Term Expires
--------------------- ----- ---------------------------------  ---------------

Nominees for Director:

MARY LEE COLEMAN       59   President  of Coleman  Enterprises   1980/1996
                            (developer of shopping centers and
                            industrial  parks).  Mrs.  Coleman
                            is a graduate of the University of
                            Southern  California.   She  is  a
                            member of the Audit Committee  and
                            Pension Fund Committee.

CHARLES A. LENZIE      58   Chairman  of the Board  and  Chief   1983/1996
                            Executive Officer of the  Company.
                            Mr.  Lenzie joined the Company  in
                            1974  as  Vice  President-Finance.
                            He   was   elected   Senior   Vice
                            President-Finance  and  Accounting
                            Services    in   December    1979;
                            President on February l, l983  and
                            Chairman  of the Board  and  Chief
                            Executive Officer on May l,  l989.
                            On  August  10, 1995,  Mr.  Lenzie
                            also   assumed  the  position   of
                            President   and  Chief   Operating
                            Officer.  Mr. Lenzie is a director
                            of  Bank  of  America  Nevada  and
                            Stewart  Title Company of  Nevada.
                            Mr.  Lenzie is a graduate  of  the
                            University  of  Illinois   and   a
                            Certified  Public Accountant.   He
                            is   Chairman  of  the   Executive
                            Committee.

                              Principal Occupation and          Year First
                            Employment for the Past Five       Became Director
      Name             Age  Years and Other Information        /Term Expires
--------------------- ----- ---------------------------------- ---------------

JOHN F. O'REILLY       50   President  of  the  law  firm   of   1995/1996
                            Keefer,   O'Reilly,  Ferrario  and
                            Lubbers.  Mr. O'Reilly is Chairman
                            and Chief Executive Officer of the
                            O'Reilly  Gaming  Group  and  is a
                            Director of First  Interstate Bank
                            of Nevada, N.A. He is the Chairman
                            of  the  Las   Vegas   Chamber  of
                            Commerce.   Mr.   O'Reilly   is  a
                            graduate  of  St. Louis University
                            and   has   his   MBA   from   the
                            University of Nevada,  Las  Vegas.
                            He  is  a  member  of  the   Audit
                            Committee      and      Nominating
                            Committee.

Other Directors:

JOHN L. GOOLSBY        54   President, Chief Executive Officer   1991/1997
                            and  a  director of  each  of  The
                            Hughes  Corporation and The Howard
                            Hughes  Corporation  (real  estate
                            investment  and  land  development
                            companies),     the      principal
                            operating companies of the  Howard
                            Hughes Estate.  Mr. Goolsby became
                            affiliated with The Howard  Hughes
                            Corporation  in  l980,  and  since
                            that   time   has   held   various
                            positions   with   the   operating
                            companies  of  the  Howard  Hughes
                            Estate.  Mr. Goolsby is a director
                            of  Bank  of  America  Nevada  and
                            America West Airlines. Mr. Goolsby
                            is a graduate of the University of
                            Texas at Arlington and a Certified
                            Public Accountant.  He is a member
                            of    the   Executive   Committee,
                            Compensation Committee, Nominating
                            Committee and Audit Committee.

                              Principal Occupation and          Year First
                            Employment for the Past Five       Became Director
      Name             Age  Years and Other Information        /Term Expires
--------------------- ----- ---------------------------------- ---------------

JERRY E. HERBST        58   Chief Executive Officer of each of   1990/1997
                            Terrible    Herbst,   Inc.    (gas
                            station,   car  wash,  convenience
                            store  chain)  and  Herbst  Supply
                            Co.,    Inc.    (wholesale    fuel
                            distribution),        family-owned
                            businesses for which he has worked
                            since  l959.   Mr.  Herbst  is   a
                            general partner of the Gold  Coast
                            Hotel  & Casino and a director  of
                            Bank of America Nevada. Mr. Herbst
                            is a graduate of the University of
                            Southern   California.    He    is
                            Chairman    of   the    Nominating
                            Committee  and  a  member  of  the
                            Compensation Committee and Pension
                            Fund Committee.

FRANK E. SCOTT         76   Chairman  of the Board  and  Chief   1972/1997
                            Executive Officer of First Western
                            Financial   Corporation   (holding
                            company  of  a  savings  and  loan
                            association) until his  retirement
                            in 1988.  Mr. Scott is Chairman of
                            the  Board of Sports Media Network
                            and  until recently, was  Chairman
                            of    the    Board   of   American
                            Wollastonite  Mining  Corporation.
                            Previously he was also Chairman of
                            the  Board  and CEO of  the  Scott
                            Corporation,     Developer     and
                            Operator of the Union Plaza Hotel.
                            He   is  a  member  of  the  Audit
                            Committee, Compensation  Committee
                            and Pension Fund Committee.

JELINDO A. TIBERTI     76   Chairman  of the Board  of  J.  A.   1963/1997
                            Tiberti Construction Company, Inc.
                            Mr.   Tiberti   is  a   Registered
                            Professional  Engineer.    He   is
                            Chairman   of  the  Pension   Fund
                            Committee  and  a  member  of  the
                            Executive      Committee       and
                            Compensation Committee.

                              Principal Occupation and          Year First
                            Employment for the Past Five       Became Director
      Name             Age  Years and Other Information        /Term Expires
--------------------- ----- ---------------------------------- ---------------

FRED D. GIBSON, JR.    68   Chairman,     President,     Chief   1978/1998
                            Executive  Officer and a  director
                            of  American  Pacific  Corporation
                            (manufacture   of  chemicals   and
                            pollution   abatement   equipment;
                            real   estate  development).   Mr.
                            Gibson  has  been affiliated  with
                            American  Pacific Corporation  and
                            its      predecessor,      Pacific
                            Engineering   &  Production   Co.,
                            since  l956.  Mr.  Gibson   is   a
                            graduate  of  the  University   of
                            Nevada  and  holds  a  degree   in
                            Metallurgical Engineering.  He  is
                            Chairman  of  the Audit  Committee
                            and  a  member  of  the  Executive
                            Committee, Compensation Committee,
                            and Nominating Committee.

CONRAD L. RYAN         71   Elected  President of the  Company   1978/1998
                            in  1978, Chief Executive  Officer
                            of   the   Company  in  l979   and
                            Chairman of the Board in l982. Mr.
                            Ryan retired from the Company  and
                            from   the   positions  of   Chief
                            Executive Officer and Chairman  of
                            the  Board in l989. Mr. Ryan is  a
                            graduate of the University of Utah
                            and  is  a Registered Professional
                            Engineer.  He is a member  of  the
                            Executive  Committee  and  Pension
                            Fund Committee.

ARTHUR M. SMITH        73   Prior  to his retirement in  1984,   1959/1998
                            Chairman  of  the Board  of  First
                            Interstate  Bank of  Nevada,  N.A.
                            Mr.  Smith is a director of Circus
                            Circus   Enterprises  (hotel   and
                            casino),   John  Deere   Insurance
                            Group   and   the   W.   M.   Keck
                            Foundation.  He is Chairman of the
                            Compensation   Committee   and   a
                            member of the Audit Committee  and
                            Pension Fund Committee.

                    COMMITTEES OF THE BOARD OF DIRECTORS

      The Committees of the Board of Directors are the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating Committee and the Pension Fund Committee. The major functions of these Committees are described briefly below.

EXECUTIVE COMMITTEE

     Except for certain powers which, under Nevada law, may only be exercised by the full Board of Directors, the Executive Committee may exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Company.

AUDIT COMMITTEE

     The Audit Committee recommends to the Board of Directors the appointment of the independent public accountants. The Audit Committee reviews and considers the comments from the independent public accountants with respect to internal accounting controls and the consideration given or corrective action taken by management to weaknesses, if any, in internal controls. The Audit Committee discusses matters of concern to the Committee, the independent public accountants or management relating to the Company's financial statements or other results of the audit. It also meets with the Company's Director of Internal Audit regarding internal auditing matters and controls.

COMPENSATION COMMITTEE

       The  Compensation  Committee  reviews  and   recommends  to  the   Board
compensation for officers.

NOMINATING COMMITTEE

      The Nominating Committee is empowered to consider and review the qualifications of potential nominees for directors and to recommend to the Board of Directors a slate of nominees for election as directors at the Annual Meeting of Shareholders and, when vacancies occur, candidates for election by the Board of Directors. The Committee will consider nominees recommended by shareholders; written recommendations must be received by the Secretary of the Company not less than thirty days nor more than sixty days prior to the meeting at which directors are to be elected.

PENSION FUND COMMITTEE

      The Pension Fund Committee oversees the investment of the assets of the Company's Qualified Retirement Plan.

                           MEETINGS AND ATTENDANCE

      During 1995, the Company's Board of Directors met 12 times, the Executive Committee met 9 times, the Audit Committee, the Compensation Committee, the Pension Fund Committee and the Nominating Committee each met twice.

      During 1995, no director attended less than 75% of the aggregate meetings of the Board of Directors and Committees on which he or she served.

                            DIRECTOR COMPENSATION

      No director who receives a salary from the Company is paid any fees to serve as a director or as a member of any committee of the Board of Directors. Those directors not receiving salaries from the Company (the "Outside
Directors") are paid an annual fee of $20,000 plus $1,000 for each directors' meeting attended; an annual fee of $10,000 for serving on the Executive Committee; $1,000 per meeting attended for serving on the Audit Committee, the Compensation Committee, the Nominating Committee, or the Pension Fund Committee and an additional $400 per meeting for serving as Committee Chairman. In addition, the Company provides a $20,000 term life insurance benefit for each of the Outside Directors.

                      SECURITY OWNERSHIP OF MANAGEMENT

     The following table presents certain information regarding the Company's Common Stock beneficially owned by each director, the Chief Executive Officer and the four other most highly compensated executive officers of the Company for the year 1995, and all directors and executive officers of the Company as a group as of December 31, 1995:

                                                  Amount and
                                                  Nature of
                                                  Beneficial     Percent of
     Name                                         Ownership       Class
     ----                                         ---------      ----------
     Mary Lee Coleman .........................  321,752(1)         .684%
     Fred D. Gibson, Jr. ......................    7,024(2)         .015%
     John L. Goolsby...........................    2,356(3)         .005%
     Jerry E. Herbst...........................    5,000(4)         .011%
     Charles A. Lenzie ........................   11,229(5)(15)     .024%
     John F. O'Reilly..........................    1,000(6)         .002%
     Conrad L. Ryan ...........................   12,278(7)         .026%
     Frank E. Scott ...........................    5,893(4)         .013%
     Arthur M. Smith ..........................    1,200(8)         .003%
     Jelindo A. Tiberti .......................    2,000(9)         .004%
     David G. Barneby .........................    3,975(10)(15)    .008%
     Cynthia K. Gilliam .......................    2,761(11)(15)    .006%
     Richard L. Hinckley ......................    2,227(12)(15)    .005%
     Steven W. Rigazio.........................    5,934(13)(15)    .013%
     All Directors & Executive Officers as a
       Group (15 individuals)(16)..............  387,271(14)(15)    .823%

(1)  157,857 shares held in shareholder's name; balance held in family trust.

(2)  4,600 shares held in street name; balance held in shareholder's name.

(3)  2,000 shares held in street name; balance held in shareholder's name.

(4)  Held in shareholder's name.

(5)  6,980 shares held in street name; balance held in shareholder's name.

(6)  Held in street name.

(7)  400 shares held in street name; balance held in shareholder's name.

(8)  1,000 shares held in street name; balance held in family trust.

(9) 1,250 shares held in street name; balance held in name of controlled corporation.

(10) 1,136 shares held in street name; 1,377 shares held in shareholder's name; balance held in trust.

(11) 1,478 shares held in street name; balance held in shareholder's name.

(12) 1,218 shares held in shareholder's name; balance held in custodial trust.

(13) 1,081 shares held in shareholder's name; balance held in family trust.

(14) Includes 750 shares held in the name of controlled corporation; 19,844 shares held in street name; 171,419 shares held in trust and 195,258 shares held in shareholders' names.

(15) Of the shares shown, 1,948 shares beneficially owned by Mr. Lenzie, 1,377 shares beneficially owned by Mr. Barneby, 1,283 shares beneficially owned by Mrs. Gilliam, 1,211 shares beneficially owned by Mr. Hinckley, 1,081 shares beneficially owned by Mr. Rigazio, and 9,542 of the shares beneficially owned by all directors and executive officers as a group are held in the Company's 401(k) Plan for the benefit of such shareholders. These shares are fully vested. All shares of Company Common Stock held in the Company's 401(k) Plan are subject to shared voting power with the trustee of the 401(k) Plan.

(16) None of the directors or executive officers own any of the Company's outstanding Cumulative Preferred Stock or Preference Stock.

     The management of the Company does not know of any shareholder holding more than 5% of the Company's Common Stock.

                           EXECUTIVE COMPENSATION

      The following table summarizes the total compensation of the Chief Executive Officer and the five other most highly compensated executive officers of the Company for the year 1995, as well as the total compensation paid to each such individual for the Company's two previous years.

                       SUMMARY COMPENSATION TABLE (7)

                                    Annual Compensation
                             ----------------------------------
Name and Principal                               Other Annual    All Other
Position(6)             Year Salary(1) Bonus(2) Compensation(3) Compensation(4)
------------------      ---- --------- -------- --------------- ---------------

Charles A. Lenzie       1995  $405,991 $  -0-      $ 7,252       $  4,500
  Chairman of the       1994   372,750  109,030      7,666          4,500
  Board and Chief       1993   311,923   98,256      5,917          7,075
  Executive Officer,
  Director

James C. Holcombe       1995   197,617    8,820      6,882        537,500
  President and         1994   273,368   79,960      9,809          4,500
  Chief Operating       1993   247,160   77,855     11,686          7,075
  Officer, Director (5)

Steven W. Rigazio       1995   184,000    8,000     10,571          4,500
  Vice President,       1994   166,121   31,978      8,646          4,500
  Finance and Plan-     1993   127,374   23,947      8,384          3,744
  ning, Treasurer,
  Chief Financial
  Officer

Cynthia K. Gilliam      1995   179,000    8,000      8,310          4,500
  Vice President,       1994   162,125   31,868     11,116          4,500
  Retail Customer       1993   130,548   24,021      8,955          3,964
  Operations

David G. Barneby        1995   174,318    8,000      8,143          4,500
  Vice President,       1994   153,632   30,342      9,559          4,327
  Power Delivery        1993   134,958   25,373      7,985          3,868

Richard L. Hinckley     1995   151,000    8,000      9,017          3,445
  Vice President,       1994   139,163   27,485      8,458          3,395
  Secretary and         1993   119,081   21,911      8,403          3,415
  General Counsel

(1) Includes lump sum payments, in 1995, of $16,000 for Mr. Lenzie; $11,000 for Mr. Holcombe; $7,000 for Mr. Rigazio; $7,000 for Mrs. Gilliam; $7,000 for Mr. Barneby and $6,000 for Mr. Hinckley.

(2) Amounts awarded under the Executive Performance Incentive Plan for the respective fiscal years.

(3) These amounts represent the personal use of Company automobiles and reimbursement for payment of taxes thereon.

(4) These amounts represent the Company's contribution to the Company's 401(k) Plan except for the 1995 amount for James C. Holcombe which includes $4,500 for the Company's contribution to the 401(k) Plan and $533,000 for the payments made and to be made pursuant to a Separation Agreement.

     Since May, 1989, James C. Holcombe was the Company's President and Chief Operating Officer, a director and one of its highest paid employees. As a part of his resignation as an officer and member of the Board of Directors of the Company, a Separation Agreement and Release was entered into on September 6, 1995. The following are the material details of the Separation Agreement.

     Mr. Holcombe is, following his departure, to cooperate with the Company as to those matters which were under his control. The Company will contribute $15,000 towards Mr. Holcombe's office overhead so as to facilitate the rendering of these services. Mr. Holcombe was given some of the personal property which he used while an employee, valued for income tax purposes at $23,000. In addition, Mr. Holcombe will continue to participate in the Company's medical plans for two years or until he is eligible for such benefits from any other source and participate in the Company's $300,000 life insurance plan for a period of two years. The Company has also agreed to pay to Mr. Holcombe severance payments of $115,000 following execution of the Separation Agreement, $325,000 in 1996 and $25,000 in 1997. Mr. Holcombe will also participate in the Company's supplemental executive retirement plan with credited service of nine years and five months and based upon compensation earned through July 31, 1995. The Company has also agreed to pay $7,500 to Mr. Holcombe's attorneys and $30,000 for employment placement assistance to or for the benefit of Mr. Holcombe. The Separation Agreement also provides that the Company and Mr. Holcombe release each other from all claims or potential claims. In addition, the Company has promised to indemnify Mr. Holcombe for all liabilities which may incur as the result of his having served as an officer and director of the Company.

(5)  Resigned effective August 1, 1995.

(6) Current positions reflect new organizational structure approved by the Board of Directors on October 14, 1993.

(7) The number and value of the aggregate performance restricted shares under the Company's Long-Term Incentive Plan as of December 31, 1995, are 14,539 shares and $323,493 for Mr. Lenzie; 3,986 shares and $88,689 for Mr. Rigazio; 3,906 shares and $86,909 for Mrs. Gilliam; 3,760 shares and $83,660 for Mr. Barneby; and 3,403 shares and $75,717 for Mr. Hinckley, respectively.

            LONG-TERM INCENTIVE PLAN - AWARDS IN LAST FISCAL YEAR


                     Performance      Estimated Future Payouts under
                     or Other Period  Non-Stock Price-Based Plans
                     Until Maturation ----------------------------------------
Name                 or Payout        Threshold(#)  Target(#)     Maximum(#)
-------------------  ---------------- ------------  ------------  ------------
Charles A. Lenzie    Three Years      3,828 shares  7,656 shares  9,570 shares
Steven W. Rigazio    Three Years      1,086 shares  2,172 shares  2,715 shares
Cynthia K. Gilliam   Three Years      1,055 shares  2,110 shares  2,638 shares
David G. Barneby     Three Years        982 shares  1,963 shares  2,454 shares
Richard C. Hinckley  Three Years        890 shares  1,779 shares  2,224 shares

      The Company's Long-Term Incentive Plan (the "LTIP") gives participants the opportunity to earn awards based on the Company's performance over a three-year performance period. The performance period for the 1995 LTIP awards (the "Awards") began January 1, 1995 and ends December 31, 1997. The Awards of LTIP incentive compensation units (the "Units") earned by the named executive officers will be determined at the end of the three-year performance period based on the ranking of the Company's total shareholder return (i.e., stock price appreciation plus reinvested dividends) in comparison to the Salomon Electric Utilities Index (the "Index"). Common stock of the Company at the rate of one share per Unit earned will be paid to LTIP participants at the end of the performance period. Participants would earn a percentage of the Award based on the percentile rank of the Company's total shareholder return in comparison to the Index, as follows:

                                             Percentage of
      Percentile Rank of Company             Award Earned
      --------------------------             -------------
       Less than 40th.......................      0%
                 40th.......................     50%
                 50th.......................     75%
                 60th.......................     90%
                 75th.......................    100%
                 90th.......................    125%

COMPENSATION COMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing the philosophy for compensating the Company's executives and ensuring that all aspects of the Executive Compensation Program are administered consistent with the philosophy. During 1995, the Committee met two times. This report describes the Committee's decisions during 1995 in determining the compensation earned by the Chief Executive Officer (the "CEO"), and all other officers as a group.

      The Omnibus Budget Reconciliation Act of 1993 contained provisions on the deductibility of executive compensation. All compensation paid to the CEO and other proxy - named executives for 1995 is fully deductible. It is the Committee's intention to maintain the complete deductibility in the future, however, we reserve the right to deviate from this policy when and if we determine it is in the best interests of the Company and its shareholders to do so.

      The Company has retained the services of Towers Perrin, a compensation consulting firm, to assist the Committee in connection with the performance of its various duties. Towers Perrin has been retained in this capacity since 1990. Towers Perrin provides advice to the Committee with respect to the reasonableness of compensation paid to the officers of the Company.

Overall Objectives

      The primary objective of the Executive Compensation Program is to motivate the officers to achieve the Company's goals of providing the Company's shareholders with a competitive return on their investment while at the same time providing its customers with high quality service at a
competitive   price.   The  compensation   philosophy,   therefore,   bases   a
significant portion of each officer's total compensation on the achievement of these goals.

Compensation Philosophy

      The Executive Compensation Program is reviewed on an annual basis to ensure its alignment with the Company's compensation philosophy. To retain and attract an experienced results-oriented team, the Company's compensation philosophy is to provide a total compensation opportunity between the median and 75th percentile in comparison to both regulated and nonregulated businesses. Each year, the Committee reviews data from the Edison Electric Institute (the "EEI") Executive Compensation Survey of electric utilities and Towers Perrin's annual management compensation survey. In the following performance graph on page 15, the Company's total return to shareholders is compared to that of the electric utilities comprising the Salomon Electric Utilities Index and the S&P 500 Stock Index. The overwhelming majority of the companies in the Salomon Electric Utilities Index participate in the EEI survey database. The companies in the Towers Perrin survey parallel the type and mix of companies comprising the S&P 500 Stock Index.

      The Executive Compensation Program for the officers of the Company is comprised of base salary, annual performance-related awards and a long-term incentive plan. Annual base salary increases reflect the individual's performance and contribution over several years. Annual incentive awards vary directly with annual corporate performance for the CEO. Corporate performance is weighted 60% and individual goal achievement is weighted 40% for all other officers. Individual officer goals are established annually in support of the corporate performance goals. The long-term incentive plan approved by the Company's shareholders in 1993 provides officers with the opportunity to earn shares of common stock based on the Company's total return to shareholders compared to a peer group of electric utilities.

      The remainder of this report discusses the administration of the 1995 Executive Compensation Program with respect to the CEO and the other officers as a group.

1995 Base Salary

      The CEO received no increase to base salary in 1995. His salary, as set on April 1, 1994, remained at the same rate throughout 1995. All officers received similar treatment except Mr. Barneby, Vice-President Power Delivery, who received a $10,000 salary increase. The 1994 salary data reported in the Summary Compensation Table is a combination of salary rates in effect before and after April 1, 1994. For 1995, the CEO's salary and salaries for all other officers as a group were between the 50th and 75th percentile of salaries for comparable positions within the electric utility industry. A lump-sum cash award of 4% was made to each officer.

1995 Incentive Awards

      The corporate component of the 1995 incentive awards was based on three corporate performance goals weighted as follows _ corporate earnings, 50%; customer satisfaction, 30%; and cost control, 20%. Specific corporate performance goals were established at the beginning of the year. The CEO's 1995 annual incentive award is based entirely on the three corporate goals. Achievement of the corporate performance goals and individual goals were evaluated and taken into consideration in determining 1995 annual incentive awards for all other officers. There was no incentive award earned by the CEO in 1995.

      No awards were earned in 1995 under the Company's Long-Term Incentive Plan as total shareholder return performance relative to peer companies was below the standing required to provide long-term awards.

      Under the provisions of the Company's Long-Term Incentive Plan, the officers of the Company were granted a total number of 17,459 stock units. The CEO's grant of 7,656 stock units and the grant to all other officers as a group was based on the Company's philosophy of providing the opportunity to earn total compensation between the 50th and 75th percentile of regulated and nonregulated businesses. The actual number of stock units earned by the CEO and all officers as a group will be determined in 1998 based on the Company's total shareholders return as compared to a peer group of electric utilities for the period 1995-1997 or such other measure as the Committee deems appropriate.

Separation Agreement

      The Chief Operating Officer received compensation in 1995 pursuant to a Separation Agreement entered into as part of his resignation on August 1, 1995. See Footnote 4 to the Summary Compensation Table for the material details of the Separation Agreement.


                           COMPENSATION COMMITTEE
                           Arthur M. Smith
                           Fred D. Gibson, Jr.
                           John L. Goolsby
                           Jerry E. Herbst
                           Frank E. Scott
                           Jelindo A. Tiberti

PERFORMANCE GRAPH

      The following graph shows a five-year comparison of cumulative total returns for the Company's common stock, the S&P 500 Stock Index and the Salomon Electric Utilities Index.

          COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
                NEVADA POWER COMPANY COMMON STOCK (NPC),
                   S&P 500 STOCK INDEX (S&P 500) AND
               SALOMON ELECTRIC UTILITIES INDEX (SALOMON)

Measurement Period
(Fiscal Year Covered)              NPC         S&P 500          Salomon
---------------------             -------      -------          -------
Measurement Pt. - 12/31/90         $100         $100             $100
Fiscal Year Ended - 12/31/91       $ 96         $130             $130
Fiscal Year Ended - 12/31/92       $127         $140             $139
Fiscal Year Ended - 12/31/93       $138         $155             $155
Fiscal Year Ended - 12/31/94       $126         $157             $136
Fiscal Year Ended - 12/31/95       $148         $215             $179

      Assumes $100 invested on 12/31/90 in Nevada Power Company common stock, S&P 500 Stock Index and Salomon Electric Utilities Index with dividend reinvestment over the period.

RETIREMENT BENEFITS

      The Company's Qualified Retirement Plan (the "Retirement Plan") for salaried employees provides noncontributory benefits based upon both years of service and the employee's highest consecutive 5-year average annual compensation. Annual compensation includes salary and bonus amounts paid as shown in the Summary Compensation Table. The credited years of service under the Retirement Plan at December 31, 1995 for each of the individuals listed in the Summary Compensation Table are as follows: Charles A. Lenzie, 20 years; James C. Holcombe, 6 years; Steven W. Rigazio, 10 years; Cynthia K. Gilliam, 20 years; David G. Barneby, 28 years; and Richard L. Hinckley, 9 years. The Retirement Plan includes an early retirement option under which a covered employee may receive a reduced benefit upon early retirement between ages 55 and 62. Benefits payable upon retirement after age 62 are unreduced. Benefits payable under the Retirement Plan must be in compliance with applicable guidelines or maximums prescribed in the Employees Retirement Income Security Act of 1974 as currently stated or as adjusted from time to time.

     The following table sets forth, by example, maximum annual benefits upon retirement on or after age 62 from the Retirement Plan. The amounts shown below represent the application of the Retirement Plan formula to the highest consecutive 5-year average annual earnings and years of service shown.

                                Maximum Annual Benefit for Specific
Highest                       Years of Credited Service at Retirement
Consecutive 5-Year   ----------------------------------------------------------
Average Earnings     15 Years  20 Years  25 Years  30 Years  35 Years  40 Years
------------------   --------  --------  --------  --------  --------  --------
$150,000 .........    $38,700   $51,500   $64,400   $77,300   $90,200  $100,100
 200,000 .........     38,700    51,500    64,400    77,300    90,200   100,100
 250,000 .........     38,700    51,500    64,400    77,300    90,200   100,100
 300,000 .........     38,700    51,500    64,400    77,300    90,200   100,100
 350,000 and over.     38,700    51,500    64,400    77,300    90,200   100,100

      The Company has adopted a Supplemental Executive Retirement Plan (the "SERP") in addition to the Retirement Plan. Participation is limited to such officers as the Board of Directors may select. Presently, 27 active or retired designated officers, managers and beneficiaries including the six highest paid officers of the Company, participate in the SERP. Each selected participant who retires on or after age 62 with 25 years of service will receive a SERP retirement benefit equivalent to 60% of his/her highest consecutive 3-year average annual earnings reduced by the Retirement Plan benefit. Annual earnings include wages, salary, bonus earned and the value of all other compensation amounts as shown in the Summary Compensation Table. Reduced benefits apply to participants who retire with less than 25 years of service or before age 62. Participants with more than 25 years of service at retirement receive an additional benefit equal to 1.5% of their highest consecutive 3-year average annual earnings for each year of service beyond 25 years. The credited years of service under the SERP at December 31, 1995 for each of the individuals listed in the Summary Compensation Table are as follows: Charles A. Lenzie, 21 years; James C. Holcombe, 9 years and 5 months; Steven W. Rigazio, 11 years; Cynthia K. Gilliam, 21 years; David G. Barneby, 29 years and Richard L. Hinckley, 10 years.

     The following table sets forth, by example, maximum annual benefits upon retirement on or after age 62 under the combined regular Retirement Plan and the SERP. The amounts shown below represent the application of the SERP formula to the highest consecutive 3-year average annual earnings and years of service shown. The amounts shown do not include Social Security benefits payable upon retirement.

                                     Maximum Annual Benefit for Specific
Highest                            Years of Credited Service at Retirement
Consecutive 3-Year   ----------------------------------------------------------
Average Earnings     15 Years  20 Years  25 Years  30 Years  35 Years  40 Years
------------------   --------  --------  --------  --------  --------  --------
$150,000 .........   $ 67,500  $ 78,750  $ 90,000  $101,250  $112,500  $123,750
 200,000 .........     90,000   105,000   120,000   135,000   150,000   165,000
 250,000 .........    112,500   131,250   150,000   168,750   187,500   206,250
 300,000 .........    135,000   157,500   180,000   202,500   225,000   247,500
 350,000 .........    157,500   183,750   210,000   236,250   262,500   288,750
 400,000 .........    180,000   210,000   240,000   270,000   300,000   330,000
 450,000 .........    202,500   236,250   270,000   303,750   337,500   371,250
 500,000 .........    225,000   262,500   300,000   337,500   375,000   412,500

RETIREMENT PLAN FOR OUTSIDE DIRECTORS

      The Company has established a Retirement Plan for the Outside Directors (the "RPOD"). The RPOD provides a maximum annual life benefit equivalent to the annual fee being paid to the Outside Director at the date of retirement. With respect to an Outside Director first elected after May 11, 1990, receipt of the maximum annual life benefit under the RPOD is subject to (a) minimum service for 5 years as an Outside Director and (b) retirement on or before the first day of the month following such Outside Director's 72nd birthday. The annual benefit received by an Outside Director elected after May 11, 1990, who has met the minimum 5-year service requirement, will be reduced by $500 for each year such Outside Director retires after their 65th birthday but prior to their 72nd birthday.

                         SHAREHOLDER RECOMMENDATION

      A shareholder, holding a total of 100 shares of the Company's Common Stock, has submitted a recommendation to the Board of Directors for consideration by the shareholders at the 1996 Annual Meeting. The name and address of the shareholder will be furnished by the Company to any person promptly upon receipt of an oral or written request therefor. The shareholder's recommendation is as follows:

      "Should Nevada Power Company establish a retirement plan for outside Directors ("RPOD") after only five years of service?"

     The Board of Directors recommends a vote of "YES".

      In 1990, the Board adopted a retirement plan for outside members of the Board that provides for an annual pension in the amount of the annual board fee at the time of retirement of the board member. There is one retired board member receiving benefits under the plan. All presently sitting board members are eligible at this time for the pension benefit with the exception of Mr. O'Reilly who joined the Board in 1995. The five year period is a reasonable minimum service requirement considering the duties performed and qualifications for board members.

      The 1995 Edison Electric Institute Executive Compensation Survey reported that "the typical retirement plan provides that after five years of board service, an outside director receives a pension benefit equal to 100% of the annual retainer at the time of retirement".

      The survey shows that 63% of the companies studied provide director's retirement plans and that 65% provide a benefit of 100% of the annual retainer at retirement.

      The Board believes the present pension plan with the minimum service requirement of five years is reasonable and appropriate in the overall compensation package to board members. The Board of Directors recommends a "YES" vote on the shareholder recommendation.

                 SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has selected Deloitte & Touche as the Company's independent public accountants for 1996 at the recommendation of the Audit Committee. Representatives of Deloitte & Touche will be present at the 1996 Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                     SUBMISSION OF SHAREHOLDER PROPOSALS

      Shareholders are advised that any shareholder proposal intended for consideration at the 1997 Annual Meeting must be received by the Company on or before November 13, 1996 to be included in the proxy materials for the 1997 Annual Meeting. It is recommended that shareholders submitting proposals direct them to the Secretary of the Company and utilize Certified Mail-Return Receipt Requested.

                                ANNUAL REPORT

      For further information with respect to the Company, reference is made to the 1995 Annual Report of the Company, a copy of which has been mailed to all shareholders of the Company.

                                OTHER MATTERS

      The management knows of no matters to be presented at the meeting other than those mentioned above. However, if any other matters do properly come before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons voting thereon.


                                   Richard L. Hinckley
                                   Richard L. Hinckley
                                      Secretary
Las Vegas, Nevada
March 13, l996

                          1995 ANNUAL MEETING MINUTES

      Copies of the minutes of the Company's 1995 Annual Meeting of Shareholders and/or the Company's 1995 Annual Report on Form 10-K, including the financial statements and the schedules thereto filed with the Securities and Exchange Commission for the Company's most recent fiscal year, will be furnished upon written request to shareholders without charge. A copy may be obtained by writing to Shareholder Services, Nevada Power Company, P.O. Box 230, Las Vegas, Nevada 89151.

                              NEVADA POWER COMPANY
--------------------------------------------------------------NP---------------

March 13, l996



Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Nevada Power Company to be held at 2:00 P.M. on May 10, 1996, at the Stardust Resort & Casino, Conference Center, 3000 Las Vegas Boulevard South, Las Vegas, Nevada. Your Board of Directors looks forward to greeting personally those shareholders able to attend.

At the meeting, in addition to electing three directors to three-year terms, you will be asked to consider and vote upon a shareholder recommendation to the Board of Directors concerning the Retirement Plan for Outside Directors.

Whether or not you plan to attend, it is important that your shares are represented at the meeting. Accordingly, you are requested to promptly vote, sign, date and mail the attached proxy in the envelope provided.

Thank you for your consideration and continued support.


Very truly yours,


Charles A. Lenzie
Charles A. Lenzie
Chairman of the Board and
Chief Executive Officer








----------------------------------------------------------------------------




PROXY CARD

-------------------------------------------------------------------------------
(Proxy Card - front)           DETACH HERE
                                           Date:_________________________, 1996

                                           ___________________________________
                                                        (Signature)
                                           ___________________________________
                                                        (Signature)
                                          (Joint     owners     must     EACH
                                          sign.Please sign  EXACTLY  as  your
                                          name(s)  appear(s)  on   this card.
                                          When  signing as attorney, trustee,
                                          executor,  administrator,  guardian
                                          or  corporate officer, please  give
                                          FULL title.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SIGNING SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND "YES" WITH RESPECT TO THE SHAREHOLDER RECOMMENDATION.


                      (TO BE VOTED ON REVERSE SIDE)
-------------------------------------------------------------------------------
(Proxy Card - back)
                              NEVADA POWER COMPANY
  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS
                                  May  10, 1996

     The signing shareholder hereby appoints Conrad L. Ryan, Arthur M. Smith and Jelindo A. Tiberti, or any one of them, with full power of substitution, the attorneys and proxies of the signing shareholder to vote all shares of Common Stock of the Company which the signing shareholder is entitled to vote at the annual meeting of Nevada Power Company to be held on May 10, 1996, at 2:00 p.m. and at any and all adjournments of such meeting.

(1) ELECTION OF DIRECTORS   FOR all nominees listed      WITHHOLD AUTHORITY___
    to three-year terms     below ___ (except as marked   to vote for all
                            to the contrary below)       nominees listed below

    (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

       Mary Lee Coleman   Charles A. Lenzie   John F. O'Reilly

(2) SHAREHOLDER RECOMMENDATION: "Should Nevada Power Company establish a retirement plan for outside Directors ("RPOD") after only five years of service?"

                       YES___         NO___
______________________________________________________________________________

(3) IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                     (TO BE SIGNED ON REVERSE SIDE)